Exhibit 99.1

Keefe Bruyette & Woods

April 7, 2005

Safe Harbor

Statements in this presentation and the exhibits to the presentation that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ materially from those described in the forward-looking statements. Factors which could cause results to differ materially from current management expectations include, but are not limited to: the effects of regulatory agreements on AmSouth’s branch expansion plan; the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; the growth and profitability of AmSouth’s mortgage banking business, including mortgage-related income and fees, being less than expected; adverse changes in the financial performance and/or condition of AmSouth’s borrowers which could impact the repayment of such borrowers’ loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth’s operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; specific factors mentioned in the text of this presentation; and AmSouth’s success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

AmSouth Maintains a Leadership Position in Attractive Markets

$9 billion Market Cap

$50 billion in Assets

685+ Branches

1,250+ ATM’s

1.9 million Households

12,600 Employees

Leading Businesses in Southeast

Mutual fund assets

Trust assets

Annuity sales

Small business lending

Consumer lending

Equipment leasing

Electronic banking

Strategic Initiatives

Sustain growth in Consumer Banking

Continue aggressive growth in Business Banking

Grow Commercial Banking business with improved credit quality

Double contribution from Wealth Management

Double Florida’s contribution

Emphasize sales productivity, service quality and customer retention

Leverage technology across all lines of business with increasing emphasis on Internet services

Sustain Growth in Consumer Banking

Major Objectives 2004—2006 Grow consumer deposits by 10%

Grow consumer checking households by 6%

Cross-sell each checking household a minimum of 6 services

Increase mortgage originations to $10 billion a year

Grow home equity lending 15% per year

Continue Aggressive Growth in Business Banking

Major Objectives 2004—2006

Grow business deposits 20% annually

Grow business loans 12% annually

Grow households 10% annually

Reach cross-sell ratio of 6 products per household

Grow Commercial Banking with Improved Credit Quality

Major Financial Objectives 2004—2006

Consistent revenue growth of at least 10% annually

Maintain credit losses below .25%

Maintain operating leverage

Double Contribution from Wealth Management

Major Objectives 2004—2006

Grow Private Client households a minimum of 25% per year

Grow Trust and Investment Management revenues at double digit rates each year

Over the next three years, produce an annual compound growth rate of 23% in Investment Services revenues

Continue to grow other Wealth Management revenues through expanded product offerings and improved execution

Double Florida’s Contribution

Major Objectives 2004—2006

Grow Deposits 20%+ Annually

Branch expansion

Expanding in existing markets

Growing mature branches

Capitalizing on all Lines of Business

Accelerate the growth

Emphasize Sales Productivity, Service Quality and Customer Retention

Major Objectives 2004-2006

Branch Service Quality

Improve service ratings to 4.9 on a 5-point scale

Service Performance Standards

Meet or exceed standard on at least 95 percent of service performance standards

Internal Service Quality

Maximize internal service quality as measured by surveys of branches

Leverage Technology with an Emphasis on Internet Services

Major Objectives 2004-2006

Grow customer acceptance and utilization of Internet banking services

Enhance technology across business units to improve efficiency, enhance service quality and support sales

Ensure that the highest levels of service quality are maintained and improved to accommodate business growth

Focus on improving operating efficiency and identifying fee revenue opportunities

2004 Performance Highlights

4Q04 2004*

Diluted earnings per share $0.49 $1.89

Net income (in millions) $176.9 $675.9

Return on equity 20.15% 20.17%

Efficiency ratio 59.77% 55.00%

Net Interest Margin 3.43% 3.47%

Net charge-offs ratio 0.41% 0.37%

NPA’s to loans 0.34% 0.34%

*Excludes $54 million settlement charge. See the reconciliation of GAAP amounts to Non-GAAP amounts in the Form 8-K filed today by AmSouth.

Solid Loan Growth

Billions

$35 $33 $31 $29 $27 $25 $29.3 $29.7 $30.6 $32.1 $32.5

4Q03 1Q04 2Q04 3Q04 4Q04

Strong Low-Cost Deposit Growth

Billions

$25 $24 $23 $22 $21 $20 $19 $18 $17 $16 $15 $19.4 $20.1 $21.2 $21.4 $22.1

4Q03 1Q04 2Q04 3Q04 4Q04

Stable Net Interest Margin

4.00% 3.00% 2.00% 1.00% 0%

4Q03 1Q04 2Q04 3Q04 4Q04

Net Interest Margin

Fed Funds

And Improved Credit Quality

%

0.70 0.60 0.50 0.40 0.30

4Q 03 1Q04 2Q04 3Q04 4Q04

Nonperforming Assets Ratio

Net Charge-Offs Ratio

2005 Earnings Guidance

2005 earnings per share range $2.00 to $2.06

General assumptions:

– Improving economy

Moderately rising interest rate environment

Flat equity markets

Other factors:

Continued margin stability

Stable credit quality

Steady noninterest revenue growth

– Modest noninterest expense growth – mid-single digits

Outstanding Record of Dividend Growth

34 Years of Higher Dividends

Current Yield = 4%

1 0 % CAGR

71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04

Mergent’s “Dividend Achiever”

Keefe Bruyette & Woods

April 7, 2005